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                                                                     EXHIBIT 5.2


                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]




                                                                  August 8, 1997


Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

               This opinion is delivered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by Star Banc Corporation, an Ohio corporation (the "Company"), and Star Capital I, a Delaware statutory business trust (the "Trust", and together with the Company, the "Registrants"), which Registration Statement relates to (i) $150,000,000 aggregate liquidation amount of the Trust's Floating Rate Capital Securities due June 15, 2027 (the "New Capital Securities"), representing beneficial ownership interests in the Trust, to be exchanged for $150,000,000 of the Trust's outstanding Floating Rate Capital Securities due June 15, 2027 (the "Old Capital Securities"), (ii) $150,000,000 aggregate principal amount of the Company's Floating Rate Junior Subordinated Debentures (the "New Junior
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Star Banc Corporation             -2-

Subordinated Debentures") to be issued by the Company and exchanged for $150,000,000 aggregate principal amount of the Company's outstanding Floating Rate Junior Subordinated Debentures (the "Old Junior Subordinated Debentures") and (iii) an unconditional and irrevocable guarantee (the "New Guarantee") of the obligations of the Trust under the New Capital Securities to be issued by the Company and exchanged for the Company's outstanding guarantee (the "Old Guarantee") of the obligations of the Trust under the Old Capital Securities.

               We have examined (i) the Registration Statement, (ii) the Junior Subordinated Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Indenture Trustee (the "Indenture Trustee"), dated as of June 8, 1997 and filed as an exhibit to the Registration Statement, pursuant to which the New Junior Subordinated Debentures are to be issued, and
(iii) the form of Guarantee Agreement (the "Guarantee Agreement") to be executed by the Company and The First National Bank of Chicago, as Guarantee Trustee (the "Guarantee Trustee"), relating to the New Guarantee, as filed as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public
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Star Banc Corporation               -3-

officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance of such New Capital Securities, New Junior Subordinated Debentures and New Guarantee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. Assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Indenture Trustee and that the issuance and specific terms of the New Junior Subordinated Debentures have been duly authorized by all necessary corporate action on the part of the Company, when such New Junior Subordinated Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon exchange of the Old Junior Subordinated Debentures as contemplated by the Registration Statement, such New Junior Subordinated Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
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Star Banc Corporation               -4-


                  2. Assuming that the Company has taken all necessary corporate action to authorize the issuance of the New Guarantee, when the Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee, the New Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

               We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.
                                                 Very truly yours,

                                                 /s/ SIMPSON THACHER & BARTLETT
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                                                   SIMPSON THACHER & BARTLETT